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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-20181, 33-35182, 2-90595, 33-23899, 33-58305, 33-44477, 33-65024, 33-65177, 333-10419, 333-28257, 333-42469, 33-45822, 33-63297, 333-49229 and 333-81794 and Form S-3 No. 33-43574) of our report dated January 27, 2003, with respect to the 2002 Consolidated Financial Statements and schedule of Chiron Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

        /s/ ERNST & YOUNG LLP

Palo Alto, California
February 28, 2003

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS